Exhibit 4.1
SUPPLEMENT NO. 1 TO
INDENTURE
This Supplement No. 1 to Indenture, dated as of February 12, 2024 (this “Supplement”), is by and among Carvana Auto Receivables Trust 2021-N1, a Delaware statutory trust (the “Issuing Entity”), Carvana Auto Receivables Grantor Trust 2021-N1, a Delaware statutory trust (the “Grantor Trust”), and Computershare Trust Company, National Association, successor to Wells Fargo Bank, National Association, a national banking association, as indenture trustee and not in its individual capacity (the “Indenture Trustee”).
WHEREAS, the Issuing Entity, the Grantor Trust and Indenture Trustee are parties to that certain Indenture, dated as of March 25, 2021 (as amended, supplemented and modified from time to time, the “Indenture”);
WHEREAS, the parties hereto desire to supplement the Indenture as set forth herein;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
SECTION 1.    Definitions. Capitalized terms used in this Supplement and not otherwise defined herein shall have the meanings assigned thereto in Part I of Appendix A of the Indenture, as amended hereby.
SECTION 2.    Amendments. The Indenture is hereby amended as follows:
New Section 8.2(b)(v) will be added immediately following Section 8.2(b)(iv) and will read as follows:
“(v) On any Distribution Date that the amount on deposit in the Reserve Account together with Available Funds is sufficient to pay all amounts due pursuant to Sections 2.7(b)(i) through (xvii) and the aggregate outstanding principal amount of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes, then such amount will be used to repay all such outstanding classes of Notes in full on such Distribution Date.”
SECTION 3.    Indenture in Full Force and Effect as Amended. Except as specifically amended hereby, all provisions of the Indenture shall remain in full force and effect. After this Supplement becomes effective, all references to the “Indenture,” “hereof,” “herein,” or words of similar effect referring to the Indenture shall be deemed to mean the Indenture as amended hereby. This Supplement shall not constitute a novation of the Indenture, but shall constitute a supplement thereto. This Supplement shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Indenture other than as expressly set forth herein.
SECTION 4.    Issuing Entity Order. Pursuant to Section 9.1(a) of the Indenture, the Issuing Entity hereby directs the Indenture Trustee to execute this Supplement and such direction shall constitute an Issuing Entity Order.

Exhibit 4.1
SECTION 5.    Owner Trustee and Grantor Trust Trustee Order. The Administrator hereby directs (i) the Owner Trustee pursuant to Section 6.2 of the Trust Agreement and (ii) the Grantor Trust Trustee pursuant to Section 6.2 of the Grantor Trust Agreement to execute this Supplement. The Administrator hereby certifies that it has the power and authority under the Trust Agreement and Grantor Trust Agreement to direct the Owner Trustee and Grantor Trust Trustee with respect to the foregoing actions and that the above referenced actions are duly authorized pursuant to the and in accordance with the Trust Agreement and Grantor Trust Agreement and are not inconsistent with or in violation of the terms of the documents to which the Issuing Entity or Grantor Trust is a party. The Administrator further certifies that all conditions precedent to the above referenced actions have been satisfied or waived, including any actions required under Section 4.1 of the Trust Agreement or Grantor Trust Agreement. In addition, the Administrator agrees that all action taken by the Owner Trustee in connection with this direction is covered by the fee and indemnification provisions set forth in the Trust Agreement and Grantor Trust Agreement.
SECTION 6.    Conditions to Effectiveness.    This Supplement shall become effective on the date hereof, subject to:
(a)    the mutual receipt by each of the Issuing Entity, the Grantor Trust and the Indenture Trustee of the executed counterparts to this Supplement;
(b)    the receipt by the Depositor, the Grantor Trust Trustee and the Owner Trustee of an Opinion of Counsel to the effect that this Supplement would not cause the Grantor Trust or the Issuing Entity to fail to qualify as a grantor trust for United States federal income tax purposes; and
(c)    the receipt by the Indenture Trustee of an Opinion of Counsel stating that the execution of this Supplement is authorized or permitted by the Indenture and an Officer’s Certificate stating that all conditions precedent to the execution and delivery of this Supplement have been satisfied.
SECTION 7.    Miscellaneous.
(a)    Governing Law; Consent to Jurisdiction; Waiver of Objection to Venue. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN §§ 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW)). EACH OF THE PARTIES HERETO HEREBY AGREES TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, LOCATED IN THE BOROUGH OF MANHATTAN AND THE FEDERAL COURTS LOCATED WITHIN THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

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Exhibit 4.1
(b)    Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS SUPPLEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.
(c)    Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Supplement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions and terms of this Supplement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Supplement.
(d)    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser or the Seller, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.
(e)    Counterparts. This Supplement may be executed in two (2) or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Supplement by email or facsimile shall be effective as delivery of a manually executed counterpart of this Supplement. This Supplement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.
(f)    It is expressly understood and agreed by the parties hereto that (i) this Supplement is executed and delivered by Wilmington Trust, National Association (“WTNA”), not individually or personally but solely as Owner Trustee of the Issuing Entity and Grantor Trust Trustee of the

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Exhibit 4.1
Grantor Trust, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuing Entity or Grantor Trust, as applicable, is made and intended not as personal representations, undertakings and agreements by WTNA but is made and intended for the purpose of binding only the Issuing Entity or Grantor Trust, as applicable, (iii) nothing herein contained shall be construed as creating any liability on WTNA, individually or personally, to perform any covenant either expressed or implied contained herein of the Issuing Entity or the Grantor Trust, as applicable, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (iv) WTNA has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuing Entity or Grantor Trust, as applicable, in this Amendment and (v) under no circumstances shall WTNA be personally liable for the payment of any indebtedness or expenses of the Issuing Entity or Grantor Trust, as applicable, or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuing Entity or Grantor Trust, as applicable under this Amendment.
[Signatures follow]

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Exhibit 4.1
IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CARVANA AUTO RECEIVABLES TRUST 2021-N1
By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee
By:	/s/ Nancy E. Hagner
Name: Nancy E. Hagner
Vice President

CARVANA AUTO RECEIVABLES GRANTOR TRUST 2021-N1
By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee
By:	/s/ Nancy E. Hagner
Name: Nancy E. Hagner
Vice President

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee
By:
/s/ Chris Wall
Name: Chris Wall
Vice President

CARVANA, LLC, as Administrator

By:	/s/ Paul Breaux
Name: Paul Breaux
Vice President

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